UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2024

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FNWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In early April 2024, each of the executive officers (each, a “Participant”) of First Northwest Bancorp (the “Company”) and First Fed Bank (“First Fed”), the wholly owned banking subsidiary of the Company, other than Matthew P. Deines, became party to the First Fed Bank Executive Change in Control Plan (the “CIC Plan”). The CIC Plan was approved by the Compensation Committee of the Board of Directors of the Company and First Fed on February 27, 2024. Mr. Deines was not selected as a Participant because his employment agreement with the Company and First Fed already provided for change in control benefits and does not expire until December 2024.

Under each agreement entered into with a Participant pursuant to the CIC Plan, if the Participant is terminated other than for Cause or by the Participant for Good Reason (as defined in the Plan) in connection with a Change in Control (as defined in the Plan), the Participant will be entitled to receive lump sum cash payments within five business days following their termination date as follows:

●
An amount equal to earned but unpaid base salary, expense reimbursements, paid time off, and earned but unpaid short- and long-term incentive compensation for the year prior to the year of termination;

●	The pro rata amount of the Participant’s target bonus for the year in which the termination occurs through the termination date;

●
An amount equal to two times the sum of (a) the greater of (x) the Participant’s base salary in effect as of the effective date of the Change in Control and (y) the Participant’s base salary in effect as of the termination date, plus (b) the Participant’s target bonus for the year in which the termination occurs; and

●	An amount equal to the monthly cost of coverage under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") for a period of 24 months.

In the event that any benefits payable to a Participant constitute “parachute payments” within the meaning of Section 280G of the Code that would be subject to an excise tax imposed by Section 4999 of the Code, the Plan provides that such benefits must either be (i) paid to the Participant in full or (ii) reduced until no amount payable to the Participant would be subject to the excise tax, whichever amount will, on an after-tax basis, provide the Participant with the greatest amount of benefits.

The foregoing summary of the material terms of the Plan is not complete and is qualified in its entirety by reference to the complete text of the Plan, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	First Fed Bank Executive Change in Control Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date:	April 4, 2024	/s/Matthew P. Deines
Matthew P. Deines
President and Chief Executive Officer